UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2014

CNL GROWTH PROPERTIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-54686	26-3859644
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 South Orange Avenue

Orlando, Florida 32801

(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (407) 650-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Aura at The Rim, San Antonio, Texas

On February 18, 2014, CNL Growth Properties, Inc. (the “Company”) through GGT Rim TX Holdings, LLC, a Delaware limited liability company (the “CGP JV Partner”), a wholly owned subsidiary of the Company’s operating partnership, entered into a limited liability company agreement, more fully described below (the “Aura at The Rim JV Agreement”) with Akard Street The Rim, LLC, a Delaware limited liability company (the “Akard JV Partner”), and TRG Rim, L.P., a Delaware limited partnership (the “Trinsic JV Partner,” and collectively, with the CGP JV Partner and/or the Akard JV Partner, the “JV Partners”) for the purpose of forming GGT TRG Rim TX, LLC, a Delaware limited liability company (the “Aura at The Rim Joint Venture”). The Trinsic JV Partner is an affiliate of Trinsic Residential Group LP (“Trinsic”), and the Akard JV Partner is an affiliate of Hunt Realty Investments, Inc. (“Hunt Realty”).

On February 18, 2014, the Aura at The Rim Joint Venture acquired a fee simple interest in an approximately 11.2-acre parcel of land located within The Rim, a mixed-use development in northwest San Antonio, Bexar County, Texas (the “Aura at The Rim Property”) pursuant to an assignment of a purchase and sale agreement, as amended, between, GDG Overlook LLC, as the seller, and Trinsic Acquisition Company, LLC, an affiliate of Trinsic, as the buyer.

The Aura at The Rim Joint Venture will develop, construct and operate the Aura at The Rim Property as a 308-unit “Class A” urban style multifamily residential community, which will be known as “Aura at The Rim” (the “Aura at The Rim Project”). The Aura at The Rim Project will consist of 3 residential apartment buildings having a total net rentable area of approximately 263,619 square feet, and an average gross unit size of approximately 856 square feet. Among its amenities, the Aura at The Rim Project will feature a clubhouse, business center, fitness center, resort-style pool, and approximately 463 parking spaces, including 37 garages and 78 carports. The Aura at The Rim Project will be the Company’s first multifamily development project in San Antonio, and its fifth in the State of Texas.

The total project budget for the Aura at The Rim Project is $39.2 million, including the purchase price of the Aura at The Rim Property in the amount of $5.8 million, plus closing costs, and construction and other development costs. The acquisition of the Aura at The Rim Property on February 18, 2014 was funded with the capital contributions of the JV Partners, as described below. Although no binding agreements have been entered into as of the acquisition date, the Aura at The Rim Joint Venture anticipates entering into and closing by April 18, 2014 on a construction loan in the amount of $27.5 million, to fund the balance of development, construction and other costs associated with the Aura at The Rim Project (the “Construction Loan”). Trinsic, or another entity acceptable to the CGP JV Partner, will provide all guaranties required in connection with the Construction Loan, including completion and cost guaranties, as required by the CGP JV Partner or the lender for the Construction Loan.

Generally, in the event that the Aura at The Rim Joint Venture does not enter into and close on an acceptable Construction Loan by April 18, 2014, the CGP JV Partner will have the right, but not the obligation, to sell its entire interest in the Aura at The Rim Joint Venture to the Trinsic JV Partner for a purchase price equal to the amount of the CGP JV Partner’s total capital contributions to the Aura at The Rim Joint Venture (the “Put Option”); and Trinsic has guaranteed the obligation of the Trinsic JV Partner under the Put Option. In addition, the Trinsic JV Partner’s obligations under the Put Option are secured by all distributions from a major capital event that are payable to an affiliate of Trinsic and the principles of the Trinsic JV Partner pursuant to the joint venture agreement governing Company’s existing joint venture relating to the multifamily development project known as Aura Castle Hills in Lewisville, Texas (the “Aura Castle Hills Project”). Further, the CGP JV Partner can thereafter cause the sale of the Aura at The Rim Property, in which event, distributions from such sale will be payable first to the CGP JV Partner and the Akard JV Partner pro rata until their respective capital contributions have been returned, then to the Trinsic JV Partner until its capital contributions have been returned, and then thereafter pro rata to the JV Partners.

Trinsic will serve as the developer of the Aura at The Rim Project under the terms of a development agreement dated February 18, 2014 (the “Aura at The Rim Development Agreement”). Trinsic has agreed to develop, construct and deliver the Aura at The Rim Project at a guaranteed maximum price of $39.2 million, which includes a development fee equal to 3% of the final project budget. The development fee will be paid first in the amount of 25% of the total fee at the closing of the Construction Loan. Thereafter, subject to certain withholding provisions for defaults and other circumstances, the development fee will be payable to Trinsic in 18 equal monthly installments over the term of the construction period from the proceeds of the Construction Loan, and to the extent not so permissible, out of the capital contributions of the JV Partners. Pursuant to the Aura at The Rim Development Agreement, Trinsic has provided the Aura at The Rim Joint Venture with an absolute, unconditional and irrevocable guaranty of any construction cost overruns. The Aura at The Rim Development Agreement contains customary representations, warranties, insurance, indemnification, events of default, termination, dispute resolution, and other provisions.

Immediately prior to the closing of the Construction Loan, the Aura at The Rim Joint Venture will enter into a construction agreement (a “Construction Contract”) pursuant to which Trinsic Residential Builders, LLC, an affiliate of Trinsic, will serve as the general contractor for the Aura at The Rim Project (the “General Contractor”). The Construction Contract is expected to provide for a construction fee equal to $1.3 million. Construction will begin following the closing of the Construction Loan. Under the terms of the Aura at The Rim Development Agreement, the General Contractor is required to achieve substantial completion not later than September of 2016, subject to certain excusable delays.

It is currently expected that the leasing and management of the Aura at The Rim Project will be provided by an experienced independent third party property management firm specializing in the on-site management of multifamily properties.

Pursuant to the Aura at The Rim JV Agreement, the CGP JV Partner has agreed to fund capital contributions of up to a maximum of $6.4 million for a 54% interest in the Aura at The Rim Joint Venture, the Akard JV Partner agreed to fund capital contributions of up to a maximum of $4.2 million for a 36% interest in the Aura at The Rim Joint Venture, and the Trinsic JV Partner agreed to fund capital contributions of up to a maximum of $1.2 million for a 10% interest. Under certain circumstances, the members of the Aura at The Rim Joint Venture may be required to contribute additional capital. The Company, through the CGP JV Partner, is the managing member, although the Company has delegated to the Trinsic JV Partner the authority to manage certain of the day-to-day operations of the Aura at The Rim Joint Venture, subject to the Company’s approval of certain major decisions that require the consent of the CGP JV Partner and to the Company’s right to terminate such delegation of authority. The Akard JV Partner has a non-voting interest; provided, however, that in the event the Akard JV Partner no longer owns a direct or indirect interest in the Trinsic JV Partner or the Trinsic JV Partner’s day-to-day operational authority is terminated for cause under the Aura at The Rim JV Agreement, whichever comes first, the Akard JV Partner will become a voting member of the Aura at The Rim Joint Venture, and the Trinsic JV Partner will no longer be a voting member.

Generally, under the terms of the Aura at The Rim JV Agreement, operating cash flow will be distributed on a pro rata basis in accordance with the JV Partners’ respective percentage interests. Upon the occurrence of a major capital event, such as a sale of substantially all of the assets of the Aura at The Rim Joint Venture or refinancing of the Construction Loan, the net proceeds of the capital event generally will be distributed pro rata until accrued and unpaid minimum cumulative operating returns on capital equal to 10.5% per annum are achieved and invested capital is returned. Thereafter, the Trinsic JV Partner will receive a disproportionately higher share of remaining proceeds at varying percentages based on the Company’s having achieved certain minimum threshold internal rates of return on its investment. Such distributions would be modified as previously discussed, however, if the CGP JV Partner has caused the sale of the Aura at The Rim Property due to the Trinsic JV Partner’s failure to timely obtain an acceptable Construction Loan.

Generally, at any time 24 months after completion of the Aura at The Rim Project, the CGP JV Partner may make an all cash offer to (i) purchase the interests of the Trinsic JV Partner and the Akard JV Partner in the Aura at The Rim Joint Venture, or (ii) sell its entire interest in the Aura at The Rim Joint Venture to the Trinsic JV Partner and the Akard JV Partner. Whichever of the Trinsic JV Partner or the Akard JV Partner is the voting member, shall have a similar right to make an all cash offer to (a) purchase the entire interest of the CGP JV Partner’s in the Aura at The Rim Joint Venture, or (b) sell its entire interest in the Aura at The Rim Joint Venture to the CGP JV Partner. Whichever of the Trinsic JV Partner or the Akard JV Partner that is not the voting member shall be deemed to make the same election as which of the Trinsic JV Partner or the Akard JV Partner is the voting member of the Aura at the Rim Joint Venture. In the event of any such proposal by a JV Partner, the responding JV Partner or JV Partners, as the case may be, shall be obligated to either (x) accept the proposal, or (y) to elect to purchase the interests of the proposing JV Partner, at a formula price based on the value of the Aura at The Rim Project, less debts, liabilities and expenses, as set forth in the Aura at The Rim Joint Venture Agreement.

Trinsic is a privately-held real estate development company based in Dallas, Texas, and an affiliate of Hunt Realty Investments. Trinsic develops institutional quality Class-A multifamily assets in infill and suburban locations, currently focusing on major Texas markets. Trinsic is capitalized by an affiliate of Hunt Realty. We are not affiliated with Hunt Realty, the Akard JV Partner, Trinsic or the Trinsic JV Partner. However, the Aura at The Rim Project is our third joint venture project with Trinsic and our second joint venture project with Hunt Realty. In November of 2012, the Company partnered with both Trinsic and Hunt Realty in the acquisition, development and management of the Aura Castle Hills Project. In December of 2012, the Company partnered with Trinsic in connection with another multifamily development project known as Aura Grand in Katy, Texas, a suburb of Houston.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Purchase and Sale Agreement by and between GDG Overlook LLC, as Seller and Trinsic Acquisition Company, LLC, as Purchaser, dated February 11, 2013, and amendments thereto.

10.2	Assignment of Contract by Trinsic Acquisition Company, LLC and GGT TRG Rim TX, LLC, dated February 18, 2014.

10.3	Limited Liability Company Agreement of GGT TRG Rim TX, LLC, dated February 18, 2014.

Cautionary Note Regarding Forward-Looking Statements

Statements contained herein that are not statements of historical or current fact may constitute “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements be subject to the safe harbor created by Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements that do not relate strictly to historical or current facts, but reflect management’s current understandings, intentions, beliefs, plans, expectations, assumptions and/or predictions regarding the future of the Company’s business and its performance, the economy, and other future conditions and forecasts of future events, and circumstances. Forward-looking statements are typically identified by words such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plans,” “continues,” “pro forma,” “may,” “will,” “seeks,” “should” and “could,” and words and terms of similar substance in connection with discussions of future operating or financial performance, business strategy and portfolios, projected growth prospects, cash flows, costs and financing needs, legal proceedings, amount and timing of anticipated future distributions, estimated per share net asset value of the Company’s common stock, and/or other matters. The Company’s forward-looking statements are not guarantees of future performance. While the Company’s management believes its forward-looking statements are reasonable, such statements are inherently susceptible to uncertainty and changes in circumstances. As with any projection or forecast, forward-looking statements are necessarily dependent on assumptions, data and/or methods that may be incorrect or imprecise, and may not be realized. The Company’s forward-looking statements are based on management’s current expectations and a variety of risks, uncertainties and other factors, many of which are beyond the Company’s ability to control or accurately predict. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, the Company’s actual results could differ materially from those set forth in the forward-looking statements due to a variety of risks, uncertainties and other factors. Given these uncertainties, the Company cautions you not to place undue reliance on such statements.

Important factors that could cause the Company’s actual results to vary materially from those expressed or implied in its forward-looking statements include, but are not limited to, government regulation, economic, strategic, political and social conditions, and the following: risks associated with the Company’s investment strategy; a worsening economic environment in the U.S. or globally, including financial market fluctuations; risks associated with real estate markets, including declining real estate values; risks associated with the limited amount of proceeds raised in the Company’s offering of its Shares, including the limited number of investments made; the Company’s failure to obtain, renew or extend necessary financing or to access the debt or equity markets; the use of debt to finance the

Company’s business activities, including refinancing and interest rate risk and the Company’s failure to comply with debt covenants; the Company’s inability to identify and close on suitable investments; failure to successfully manage growth or integrate acquired properties and operations; the Company’s inability to make necessary improvements to properties on a timely or cost-efficient basis; risks related to property expansions and renovations; risks related to development projects or acquired property value-add conversions, if applicable, including construction delays, construction cost overruns, the Company’s inability to obtain necessary permits, and/or public opposition to these activities; competition for properties and/or tenants; defaults on or non-renewal of leases by tenants; failure to lease properties on favorable terms or at all; the impact of current and future environmental, zoning and other governmental regulations affecting the Company’s properties; the impact of changes in accounting rules; the impact of regulations requiring periodic valuation of the Company on a per share basis; inaccuracies of the Company’s accounting estimates; unknown liabilities of acquired properties or liabilities caused by property managers or operators; material adverse actions or omissions by any Joint Venture partners; consequences of the Company’s net operating losses; increases in operating costs and other expenses; uninsured losses or losses in excess of the Company’s insurance coverage; the impact of outstanding and/or potential litigation; risks associated with the Company’s tax structuring; failure to qualify for and maintain the Company’s qualification as a REIT for federal income tax purposes; and the Company’s inability to protect its intellectual property and the value of its brand.

For further information regarding risks and uncertainties associated with the Company’s business, and important factors that could cause the Company’s actual results to vary materially from those expressed or implied in its forward-looking statements, please refer to the factors listed and described under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the “Risk Factors” sections of the Company’s documents filed from time to time with the U.S. Securities and Exchange Commission, including, but not limited to, the Company’s quarterly reports on Form 10-Q, and the Company’s annual report on Form 10-K, copies of which may be obtained from the Company’s website at http://www.CNLGrowthProperties.com.

All written and oral forward-looking statements attributable to the Company or persons acting on its behalf are qualified in their entirety by this cautionary note. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to, and expressly disclaims any obligation to, publicly release the results of any revisions to its forward-looking statements to reflect new information, changed assumptions, the occurrence of unanticipated subsequent events or circumstances, or changes to future operating results over time, except as otherwise required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 24, 2014		CNL GROWTH PROPERTIES, INC. a Maryland corporation

	By:	/s/ Rosemary Q. Mills
Rosemary Q. Mills Chief Financial Officer